EXHIBIT 99A.1
EARNINGS NORMALIZATION SCHEDULE         U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

                           Quarter Ended          Year Ended
In millions, except        December 31,   %      December 31,    %
per share amounts         1997    1996  Change  1997     1996  Change
------------------------ ------- ---------------------  -------------

NORMALIZED INCOME:
Reported net income      $  170  $  311 (45.3   $1,177  $1,249  (5.8)
Adjustments to normalize
 net income:
 Rural exchange sales         -      (5)   -       (48)    (36) 33.3
 Bellcore sale              (32)      -    -       (32)      -    -
 Extraordinary item-net
  of tax                      -       -    -         3       -    -
 Cumulative effect of
  change in accounting
  principle-net of tax        -       -    -         -     (34)   -
 Current year effect of
  accounting change -
  net of tax                  -      (2)   -         -     (15)   -
                         ----------------      -------- --------
Normalized income       $   138  $  304 (54.6) $1,100   $1,164  (5.5)
                         ================      ======== ========

NORMALIZED EARNINGS PER
 COMMON SHARE:
Reported net income     $  0.35  $ 0.65 (46.2) $ 2.43   $ 2.62  (7.3)
Adjustments to normalize
 net income:
 Rural exchange sales       -     (0.01)   -    (0.10)   (0.08) 25.0
 Bellcore sale            (0.07)    -      -    (0.07)     -      -
 Extraordinary item-net
  of tax                    -       -      -     0.01      -      -
 Cumulative effect of
  change in accounting
  principle-net of tax      -       -      -      -      (0.07)   -
 Current year effect of
  accounting change -
  net of tax                -     (0.01)   -      -      (0.03)   -
                         ----------------      -------- --------
Normalized earnings
 per common share       $  0.28  $ 0.63 (55.6) $ 2.28  #$  2.44  (6.6)
                         ================      ======== ========


# Amount does not foot due to rounding of the individual components.


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